EXHIBIT 32.2

In connection with the Quarterly Report of American Petroleum Group, Inc. (the "Company") on Form 10Q-SB for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, George
L. Riggs. Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ George L. Riggs, III
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George L. Riggs, III
Chief Financial Officer

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